Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com
DATE: Aug. 3, 2011

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360
Williams Partners Reports Second-Quarter 2011 Financial Results
•	Second-Quarter 2011 Net Income per L.P. Unit is $0.91, Up 38% Over 2Q 2010

•	Distributable Cash Flow Attributable to Partnership Ops Up 26%, Coverage Ratio Remains Strong

•	Higher NGL Margins, Fee-based Revenues Drive Strong Performance

•	Partnership Increases Quarterly Distribution for Sixth Consecutive Quarter — Up 9% Over 2Q 2010

Summary Financial Information	2Q				YTD
Amounts in millions, except per-unit amounts.	2011		2010		2011		2010
(Unaudited)
Net income	$338		$240		$645		$562

Net income per common L.P. unit	$0.91		$0.66		$1.72		$1.24

Distributable cash flow (DCF) (1)	$397		$337		$838		$768
Less: Pre-partnership DCF (2)	—		(21)		—		(179)

DCF attributable to partnership operations	$397		$316		$838		$589

Cash distribution coverage ratio (1)	1.39	x	1.43	x	1.49	x	1.57	x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(2)	For 2010, this amount represents DCF for January 2010 from the assets acquired in February 2010 and DCF for January-June 2010 from the assets acquired in November 2010, since these periods were prior to the receipt of cash flows from the acquired assets.
TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited second-quarter 2011 net income of $338 million, or $0.91 per common limited-partner unit, compared with second-quarter 2010 net income of $240 million, or $0.66 per common unit.

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 1 of 10

Year-to-date through June 30, Williams Partners reported net income of $645 million, or $1.72 per common unit, compared with net income of $562 million, or $1.24 per common unit for the same period in 2010.
The increases in net income for the second-quarter and year-to-date 2011 periods are primarily due to higher natural gas liquid margins (NGL) and fee-based revenues in the midstream business. There is a more detailed discussion of the midstream and gas pipeline results in the business segment performance section below.
The results throughout this release have been recast to reflect the fourth-quarter 2010 asset acquisition from Williams. In the recasting of the partnership’s net income, all of the acquired assets’ net income occurring prior to the closing date was allocated to Williams, which resulted in a lower allocation of net income to limited partners for first-quarter 2010.
Strong Business Performance, 2010 Acquisitions Drive Higher Distributable Cash Flow in 2011
For second-quarter 2011, Williams Partners’ distributable cash flow attributable to partnership operations was $397 million, compared with $316 million for second-quarter 2010. The 26-percent increase in DCF attributable to partnership operations in the second quarter was due to the previously noted improved results in the midstream business, as well as the growth of the partnership via asset acquisitions in the second half of 2010.
Williams Partners’ DCF attributable to partnership operations in the first half of 2011 was $838 million, compared with $589 million for the first half of 2010.
The 42-percent increase in DCF attributable to partnership operations in the year-to-date period is primarily due to the growth of the partnership via the first-quarter 2010 asset acquisitions.
CEO Perspective
“Williams Partners performed exceptionally well in the second quarter, as we delivered strong growth in both distributable cash flow and earnings,” said Alan Armstrong, chief executive officer of Williams Partners’ general partner.
“Per-unit NGL margins remain strong, and as expected NGL volume growth recovered significantly from the first quarter. We also saw higher fee-based revenue in the quarter that was the result of recent growth projects, including expansions in the Marcellus Shale, Piceance Basin and Gulf of Mexico,” Armstrong said. “And we continue to work on numerous expansion projects in both the gas pipeline and midstream businesses.”

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 2 of 10

Partnership Reaffirms Strong Guidance for Adjusted Segment Profit
Williams Partners is reaffirming its strong guidance for 2011-12 adjusted segment profit. The partnership has narrowed the range for 2011 adjusted segment profit guidance, but the midpoint is unchanged from guidance issued on May 5.
Capital expenditure guidance for 2011 has been reduced $150 million at the midpoint to reflect somewhat slower spending.
Williams Partners’ updated assumptions for certain energy commodity prices for 2011-12 and the corresponding guidance for the partnership’s earnings and capital expenditures are displayed in the following table.

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 3 of 10

Commodity Price Assumptions and
Average NGL Margins	2011						2012
As of Aug. 3, 2011	Low		Mid		High		Low		Mid		High

Natural Gas ($/MMBtu):
NYMEX	$3.40		$4.25		$5.10		$4.00		$5.00		$6.00
Rockies	$3.10		$3.85		$4.60		$3.65		$4.55		$5.45
San Juan	$3.20		$4.00		$4.80		$3.70		$4.65		$5.60

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$80		$95		$110		$80		$95		$110
Crude to Gas Ratio	21.6	x	22.5	x	23.5	x	18.3	x	19.2	x	20.0	x
NGL to Crude Oil Relationship (1)	57%		53%		50%		53%		54%		54%

Average NGL Margins ($ per gallon)	$0.72		$0.78		$0.84		$0.60		$0.75		$0.90

Williams Partners Guidance

Amounts are in millions except coverage ratio.

	Low		Mid		High		Low		Mid		High

DCF attributable to partnership ops. (2)	$1,350		$1,500		$1,650		$1,460		$1,710		$1,960

Total Cash Distribution (3)	$1,143		$1,160		$1,178		$1,272		$1,337		$1,396

Cash Distribution Coverage Ratio (2)	1.2	x	1.3	x	1.4	x	1.1	x	1.3	x	1.4	x

Adjusted Segment Profit (2):
Gas Pipeline	$670		$690		$710		$680		$700		$720
Midstream	1,075		1,200		1,325		1,100		1,350		1,600

Total Adjusted Segment Profit	$1,745		$1,890		$2,035		$1,780		$2,050		$2,320

Adjusted Segment Profit + DD&A:
Gas Pipeline	$1,020		$1,050		$1,080		$1,040		$1,070		$1,100
Midstream	1,335		1,470		1,605		1,375		1,635		1,895

Total Adjusted Segment Profit + DD&A	$2,355		$2,520		$2,685		$2,415		$2,705		$2,995

Capital Expenditures:
Maintenance	$470		$493		$515		$410		$445		$480
Growth	1,270		1,410		1,550		1,070		1,185		1,300

Total Capital Expenditures	$1,740		$1,903		$2,065		$1,480		$1,630		$1,780

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(3)	The cash distributions in guidance reflects an approximate 6% (low), 8% (midpoint), and 10% (high) increase in quarterly limited partner cash distributions annually through 2012.
Business Segment Performance
Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 4 of 10

Consolidated Segment Profit	2Q		YTD
Amounts in millions	2011	2010	2011	2010
Gas Pipeline	$152	$148	$327	$317
Midstream Gas & Liquids	319	213	581	468

Total Segment Profit	$471	$361	$908	$785

Adjustments	3	(16)	3	(21)

Adjusted Segment Profit*	$474	$345	$911	$764

*	A schedule reconciling segment profit to adjusted segment profit is attached to this press release.
Gas Pipeline
Williams Partners owns interests in three major interstate natural gas pipeline systems — Transco, Northwest Pipeline and Gulfstream. Transco and Northwest Pipeline have a combined total annual throughput of approximately 2,800 trillion British Thermal Units of natural gas, which is approximately 14 percent of the natural gas consumed in the United States. Combined peak-day delivery capacity is approximately 14 billion cubic feet per day (Bcf/d).
Gas Pipeline reported segment profit of $152 million for second-quarter 2011, compared with $148 million for second-quarter 2010. For the first six months of 2011, Gas Pipeline reported segment profit of $327 million, compared with $317 million for the first half of 2010.
Higher transportation revenues associated with expansion projects placed into service in 2010 drove the improved results in the second-quarter and year-to-date periods.
Two key expansions on the Transco system — Mobile Bay South II and 85 North phase II — were placed into service in May 2011 adding a combined 599 thousand dekatherms per day (Mdt/d) of firm transportation capacity to serve markets in the southeastern United States.
Gas Pipeline continues to work on several other expansion projects, including the Pascagoula Expansion Project, which is expected to be placed into service in September 2011, and two expected to be placed into service next year — the Mid-Atlantic Connector and Mid-South Phase I projects.
The Pascagoula expansion involves the construction of a new pipeline to be jointly owned with Florida Gas

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 5 of 10

Transmission connecting the existing Mobile Bay Lateral to the outlet pipeline of a proposed LNG import terminal in Mississippi. The partnership’s share of the expansion’s capacity will be 467 Mdt/d.
In July 2011, Williams Partners received FERC approval on the Mid-Atlantic Connector. The project will expand the existing natural gas transmission system on Transco from North Carolina to markets as far downstream as Maryland. The cost of the project is estimated to be $55 million and will increase capacity by 142 Mdt/d. The partnership plans to place the project into service in November 2012.
In October 2010, Williams Partners filed an application with the FERC for the Mid-South Expansion project. This project will upgrade compressor facilities and expand our existing natural gas transmission system from Alabama to markets as far north as North Carolina on Transco. The cost of the Mid-South Expansion project is estimated to be $217 million. The project is expected to be phased into service in September 2012 and June 2013, with an increase in capacity of 225 Mdt/d.
Midstream Gas & Liquids
Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation, storage and transportation services.
The business reported segment profit of $319 million for second-quarter 2011, compared with segment profit of $213 million for second-quarter 2010.
The second-quarter 2011 results improved primarily because NGL margins and fee-based revenues were both improved over second-quarter 2010. Higher per-unit NGL prices drove the NGL margin increase for the quarter.
The increase in equity volumes sold during second-quarter 2011 was due to new capacity at the Echo Springs plant as well as absence of maintenance at the Opal plant that occurred in second-quarter 2010.

NGL Margin Trend	2010				2011
	1Q	2Q	3Q	4Q	1Q	2Q
NGL margins (millions)	$193	$166	$136	$200	$207	$253

NGL equity volumes (gallons in millions)	332	302	271	317	289	308

Per-unit NGL margins ($/gallon)	$0.58	$0.55	$0.50	$0.63	$0.71	$0.83
The improvement in fee-based revenues in the second quarter was primarily due to new gathering business in

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 6 of 10

the Marcellus Shale, a gathering rate increase in the Piceance Basin associated with the assets acquired from Williams in November 2010, and new business from the Perdido Norte gas and oil pipelines in the Gulf of Mexico.
Year-to-date through June 30, Midstream reported segment profit of $581 million, compared with $468 million for the same period in 2010.
Higher per-unit NGL prices and higher fee-based revenues were the key factors in the year-to-date improvement in Midstream’s results. The same factors that resulted in higher fee-based revenues in the second quarter also drove the year-to-date improvement in those revenues.
The midstream business will continue work on several ongoing expansion projects in 2011 and beyond in all of its major locations.
Williams Partners plans to construct a 350 MMcf/d cryogenic gas processing plant at its Parachute Plant Complex in the Piceance Basin. The new Parachute TXP I plant will support a new basin-wide agreement for all gathering and processing services with Williams’ exploration and production business. The partnership plans to place the expansion into service in 2014.
The partnership also plans to participate in the construction of a pipeline connection and capacity expansions on the Overland Pass system. The expansions will increase the pipeline’s capacity to the maximum of 255,000 bbls/d in order to accommodate new volumes coming from the Bakken Shale in the Williston Basin.
In the Marcellus Shale, Williams Partners has assumed the operational activities for the gathering business it acquired at the end of 2010 and completed various compression and dehydration projects to increase the capacity of the gathering system to approximately 550 MMcf/d. However, volumes are constrained by take-away capacity until phase one of the partnership’s Springville pipeline is placed into service later this year.
Once in service, the first phase of the Springville project will allow Williams Partners to deliver approximately 250 MMcf/d of production to its Transco interstate gas pipeline system. Expansions to the Springville compression facilities in 2012 will eventually increase the take-away capacity to 650 MMcf/d.
With its gathering system in northeast Pennsylvania and its Laurel Mountain Midstream joint venture in western Pennsylvania, Williams Partners expects to ultimately provide 2.75 Bcf/d of gathering capacity in Pennsylvania by 2015.

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 7 of 10

In the Gulf region, construction is underway on the partnership’s proprietary floating-production system, Gulfstar FPS™, which will serve the Tubular Bells field development located in the eastern deepwater Gulf of Mexico. Gulfstar FPS will have a capacity of 60,000 barrels of oil per day, up to 200 MMcf/d of natural gas and the capability to provide seawater injection services. It is expected to be in service in 2014.
Definitions of Non-GAAP Financial Measures
This press release includes certain financial measures — Distributable Cash Flow, Cash Distribution Coverage Ratio, and Adjusted Segment Profit — that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (Cash Distribution Coverage Ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 8 of 10

flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Quarterly Materials to be Posted Shortly, Q&A Webcast Scheduled for Next Week
Williams Partners’ second-quarter 2011 analyst package; investor presentation on the quarterly results and outlook, including a recorded commentary from Alan Armstrong, chief executive officer of Williams Partners’ general partner; and data book should be available shortly at www.williamslp.com.
The partnership will host its second-quarter 2011 Q&A live webcast on Tuesday, Aug. 9 at 11 a.m. EDT. Participants are encouraged to access the webcast at www.williamslp.com.
A limited number of phone lines also will be available at (888) 378-4361. International callers should dial (719) 325-2249. Replays of the second-quarter webcast in both streaming and downloadable podcast formats will be available for two weeks following the event on the partnership’s web site.
Management set the dates for release of Williams Partners’ second-quarter earnings package and investor presentation in coordination with other scheduling commitments. The result is slightly different from the partnership’s traditional timeline.
Form 10-Q
The partnership plans to file its second-quarter 2011 Form 10-Q with the Securities and Exchange Commission (SEC) this week. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 75 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our email list.
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Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 9 of 10

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay cash distributions following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 24, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 10 of 10

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
June 30, 2011

Reconciliation of Non-GAAP Measures
(UNAUDITED)

     This press release includes certain financial measures, Adjusted Segment Profit and Distributable Cash Flow that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain non-cash adjustments. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2010					2011
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”
Net income	$322	$240	$253	$286	$1,101	$307	$338	$645
Depreciation and amortization	140	140	140	148	568	150	154	304
Non-cash amortization of debt issuance costs included in interest expense	4	5	5	5	19	5	5	10
Equity earnings from investments	(26)	(27)	(24)	(32)	(109)	(25)	(36)	(61)
Distributions to noncontrolling interests	(6)	(6)	(6)	—	(18)	—	—	—
Involuntary conversion gain resulting from Ignacio fire	—	(4)	—	—	(4)	—	—	—
Involuntary conversion gain resulting from Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—
Impairment of certain gathering assets	—	—	—	9	9	—	—	—
Reimbursements (payments) from/(to) Williams under omnibus agreement	—	(1)	1	3	3	8	2	10
Maintenance capital expenditures	(32)	(46)	(119)	(104)	(301)	(34)	(106)	(140)

Distributable Cash Flow excluding equity investments	402	294	243	315	1,254	411	357	768
Plus: Equity investments cash distributions to Williams Partners L.P.	29	43	29	32	133	30	40	70

Distributable Cash Flow	431	337	272	347	1,387	441	397	838
Less: Pre-partnership Distributable Cash Flow	158	21	32	12	223	—	—	—

Distributable Cash Flow attributable to partnership operations	$273	$316	$240	$335	$1,164	$441	$397	$838

Total cash distributed:	$155	$221	$250	$268	$894	$276	$286	$562

Coverage ratios:

Distributable Cash Flow attributable to partnership operations divided by Total cash distributed	1.76	1.43	0.96	1.25	1.30	1.60	1.39	1.49

Net income divided by Total cash distributed	2.08	1.09	1.01	1.07	1.23	1.11	1.18	1.15

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit”
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Gas Pipeline	$169	$148	$161	$159	$637	$175	$152	$327
Midstream Gas & Liquids	255	213	210	259	937	262	319	581

Segment Profit	$424	$361	$371	$418	$1,574	$437	$471	$908

Adjustments:
Gas Pipeline
Unclaimed property assessment accrual adjustment — TGPL	—	(1)	—	—	(1)	—	—	—
Unclaimed property assessment accrual adjustment — NWP	—	(1)	—	—	(1)	—	—	—
Loss related to Eminence storage facility leak	—	—	—	5	5	4	3	7
Gain on sale of base gas from Hester storage field	(5)	(3)	—	—	(8)	(4)	—	(4)

Total Gas Pipeline adjustments	(5)	(5)	—	5	(5)	—	3	3

Midstream Gas & Liquids
Involuntary conversion gain related to Ignacio	—	(4)	—	—	(4)	—	—	—
Involuntary conversion gain related to Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—
Gain on sale of certain assets	—	—	(12)	—	(12)	—	—	—
Impairment of certain gathering assets	—	—	—	9	9	—	—	—
Settlement gain related to Green Canyon development	—	—	—	(6)	(6)	—	—	—

Total Midstream Gas & Liquids adjustments	—	(11)	(19)	3	(27)	—	—	—

Total adjustments included in segment profit	(5)	(16)	(19)	8	(32)	—	3	3

Adjusted segment profit	$419	$345	$352	$426	$1,542	$437	$474	$911

Williams Partners L.P.
(UNAUDITED)

	Full Year Forecasted 2011			Full Year Forecasted 2012
(Dollars in millions, except coverage ratios)	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”
Net income	$1,200	$1,350	$1,500	$1,225	$1,490	$1,755
Depreciation and amortization	610	630	650	635	655	675
Other	10	13	15	10	10	10
Maintenance capital expenditures	(470)	(493)	(515)	(410)	(445)	(480)

Distributable cash flow attributable to partnership operations	$1,350	$1,500	$1,650	$1,460	$1,710	$1,960

Total cash to be distributed *	$1,143	$1,160	$1,178	$1,272	$1,337	$1,396
Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash to be distributed *	1.2	1.3	1.4	1.1	1.3	1.4

Net income divided by Total cash to be distributed *	1.0	1.2	1.3	1.0	1.1	1.3

*	Distributions reflect growth rates of 6-10%.
Reconciliation of Non-GAAP “Adjusted Segment Profit” to GAAP “Segment Profit”

Segment Profit:
Midstream	$1,075	$1,200	$1,325	$1,100	$1,350	$1,600
Gas Pipeline	667	687	707	680	700	720

Total Segment Profit	1,742	1,887	2,032	1,780	2,050	2,320
Adjustments:
Gas Pipeline — Gain on sale of base gas from Hester storage field	(4)	(4)	(4)	—	—	—
Gas Pipeline — Loss related to Eminence storage facility leak	7	7	7	—	—	—

Adjusted segment profit	$1,745	$1,890	$2,035	$1,780	$2,050	$2,320

Consolidated Statement of Income
(UNAUDITED)

	2010					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Gas Pipeline	$407	$380	$409	$409	$1,605	$416	$407	$823
Midstream Gas & Liquids	1,083	1,020	919	1,087	4,109	1,163	1,264	2,427
Intercompany eliminations	—	—	(1)	2	1	—	—	—

Total revenues	1,490	1,400	1,327	1,498	5,715	1,579	1,671	3,250
Segment costs and expenses:
Costs and operating expenses	1,033	1,002	923	1,026	3,984	1,105	1,163	2,268
Selling, general, and administrative expenses	62	70	70	79	281	73	74	147
Other (income) expense — net	(3)	(6)	(13)	7	(15)	(11)	(1)	(12)

Segment costs and expenses	1,092	1,066	980	1,112	4,250	1,167	1,236	2,403
General corporate expenses	35	28	30	32	125	30	27	57

Operating income:
Gas Pipeline	160	138	151	150	599	166	138	304
Midstream Gas & Liquids	238	196	196	236	866	246	297	543
General corporate expenses	(35)	(28)	(30)	(32)	(125)	(30)	(27)	(57)

Total operating income	363	306	317	354	1,340	382	408	790
Equity earnings	26	27	24	32	109	25	36	61
Interest accrued	(81)	(102)	(103)	(107)	(393)	(108)	(107)	(215)
Interest capitalized	12	7	7	3	29	2	3	5
Interest income	3	—	—	1	4	1	—	1
Other income (expense) — net	(1)	2	9	4	14	5	(2)	3

Income before income taxes	322	240	254	287	1,103	307	338	645
Provision for income taxes	—	—	1	1	2	—	—	—

Net income	322	240	253	286	1,101	307	338	645
Less: Net income attributable to noncontrolling interests	6	5	5	—	16	—	—	—

Net income attributable to controlling interests	$316	$235	$248	$286	$1,085	$307	$338	$645

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$316	$235	$248	$286	$1,085	$307	$338	$645
Allocation of net income to general partner and Class C units	284	65	85	73	517	71	74	145

Allocation of net income to common units	$32	$170	$163	$213	$568	$236	$264	$500

Net income, per common unit	$0.61	$0.66	$0.63	$0.76	$2.66	$0.81	$0.91	$1.72
Weighted-average number of common units outstanding (thousands)	52,777	255,777	260,508	282,058	213,539	289,845	290,213	290,030
Cash distributions per common unit	$0.6575	$0.6725	$0.6875	$0.7025	$2.7200	$0.7175	$0.7325	$1.4500

Gas Pipeline
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Northwest Pipeline	$106	$103	$103	$110	$422	$110	$106	$216
Transcontinental Gas Pipe Line	300	278	305	299	1,182	305	301	606
Other	1	(1)	1	—	1	1	—	1

Total revenues	407	380	409	409	1,605	416	407	823

Segment costs and expenses:
Costs and operating expenses	212	199	216	212	839	219	225	444
Selling, general and administrative expenses	33	39	37	42	151	41	40	81
Other (income) expense — net	2	4	5	5	16	(10)	4	(6)

Total segment costs and expenses	247	242	258	259	1,006	250	269	519

Equity earnings	9	10	10	9	38	9	14	23

Reported segment profit:
Northwest Pipeline	54	50	53	55	212	56	51	107
Transcontinental Gas Pipe Line	108	91	100	95	394	111	89	200
Other	7	7	8	9	31	8	12	20

Total reported segment profit	169	148	161	159	637	175	152	327

Adjustments:
Northwest Pipeline	—	(1)	—	—	(1)	—	—	—
Transcontinental Gas Pipe Line	(5)	(4)	—	5	(4)	—	3	3

Total adjustments	(5)	(5)	—	5	(5)	—	3	3

Adjusted segment profit:
Northwest Pipeline	54	49	53	55	211	56	51	107
Transcontinental Gas Pipe Line	103	87	100	100	390	111	92	203
Other	7	7	8	9	31	8	12	20

Total adjusted segment profit	$164	$143	$161	$164	$632	$175	$155	$330

Operating statistics (Tbtu)

Northwest Pipeline
Throughput	179.4	156.5	152.7	183.8	672.4	176.8	142.3	319.1
Avg. daily transportation volumes	2.0	1.7	1.7	2.0	1.8	2.0	1.6	1.8
Avg. daily firm reserved capacity	2.8	2.8	2.8	2.8	2.8	2.9	2.9	2.9
Transcontinental Gas Pipe Line
Throughput	586.1	459.6	517.1	593.5	2,156.3	652.2	535.2	1,187.4
Avg. daily transportation volumes	6.5	5.1	5.6	6.5	5.9	7.2	5.9	6.6
Avg. daily firm reserved capacity	7.0	6.9	7.1	7.6	7.2	7.7	7.8	7.7

Midstream Gas & Liquids
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Gathering & processing	$149	$152	$155	$163	$619	$163	$172	$335
NGL sales from gas processing	338	272	229	298	1,137	306	360	666
Production handling and transportation	29	26	26	26	107	25	26	51
Marketing sales	999	897	796	1,025	3,717	1,122	1,233	2,355
Other revenues	43	42	38	40	163	42	47	89

	1,558	1,389	1,244	1,552	5,743	1,658	1,838	3,496
Intrasegment eliminations	(475)	(369)	(325)	(465)	(1,634)	(495)	(574)	(1,069)

Total revenues	1,083	1,020	919	1,087	4,109	1,163	1,264	2,427

Segment costs and expenses:
NGL cost of goods sold	145	106	93	98	442	99	107	206
Marketing cost of goods sold	997	902	792	1,006	3,697	1,109	1,221	2,330
Other cost of goods sold	10	7	7	6	30	7	9	16
Operating costs	144	157	141	166	608	166	176	342
Other
Selling, general, and administrative expenses	29	31	32	38	130	32	34	66
Other (income) expense — net	(5)	(10)	(17)	2	(30)	(1)	(6)	(7)
Intrasegment eliminations	(475)	(369)	(325)	(465)	(1,634)	(495)	(574)	(1,069)

Total segment costs and expenses	845	824	723	851	3,243	917	967	1,884

Equity earnings	17	17	14	23	71	16	22	38

Reported segment profit	255	213	210	259	937	262	319	581
Adjustments	—	(11)	(19)	3	(27)	—	—	—

Adjusted segment profit	$255	$202	$191	$262	$910	$262	$319	$581

Operating statistics
Gathering and Processing
Gathering volumes (TBtu)	312	312	317	321	1,262	321	337	658
Plant inlet natural gas volumes (Tbtu)	360	352	343	369	1,424	349	390	739
NGL equity sales (million gallons) *	332	302	271	317	1,222	289	308	597
NGL margin ($/gallon)	$0.58	$0.55	$0.50	$0.63	$0.57	$0.71	$0.83	$0.77
NGL production (million gallons) *	671	653	616	722	2,662	666	724	1,390

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	30	28	23	24	105	20	19	39
NGL production (million gallons)	89	84	81	91	345	83	80	163

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	9	10	11	12	42	12	13	25

Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	10,456	11,643	9,856	11,362	43,317	10,483	11,836	22,319

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:

Gas Pipeline:
Northwest Pipeline	$10	$24	$51	$35	$120	$14	$22	$36
Transcontinental Gas Pipe Line	56	83	98	145	382	84	77	161

Total	66	107	149	180	502	98	99	197
Midstream Gas & Liquids	54	114	97	70	335	58	54	112

Total*	$120	$221	$246	$250	$837	$156	$153	$309

Purchase of businesses:

Gas Pipeline	$—	$—	$—	$—	$—	$—	$—	$—
Midstream Gas & Liquids	—	—	—	608	608	—	—	—

Total	$—	$—	$—	$608	$608	$—	$—	$-

Purchase of investments:

Gas Pipeline**	$1	$—	$1	$3	$5	$8	$179	$187
Midstream Gas & Liquids	8	6	434	23	471	28	60	88

Total	$9	$6	$435	$26	$476	$36	$239	$275

Summary:

Gas Pipeline	$67	$107	$150	$183	$507	$106	$278	$384
Midstream Gas & Liquids	62	120	531	701	1,414	86	114	200

Total	$129	$227	$681	$884	$1,921	$192	$392	$584

Cumulative summary:

Gas Pipeline	$67	$174	$324	$507	$507	$106	$384	$384
Midstream Gas & Liquids	62	182	713	1,414	1,414	86	200	200

Total	$129	$356	$1,037	$1,921	$1,921	$192	$584	$584

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$103	$181	$235	$240	$759	$142	$160	$302
Purchase of businesses	—	—	—	608	608	—	—	—
Purchase of investments	9	6	435	26	476	36	239	275

Total	$112	$187	$670	$874	$1,843	$178	$399	$577

*Increases to property, plant, and equipment	$103	$181	$235	$240	$759	$142	$160	$302
Changes in related accounts payable and accrued liabilities	17	40	11	10	78	14	(7)	7

Capital expenditures	$120	$221	$246	$250	$837	$156	$153	$309

**	The second quarter of 2011 includes the acquisition of a 24.5 percent interest in Gulfstream Natural Gas System, L.L.C. from a subsidiary of Williams.

Depreciation and Amortization
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline	$22	$22	$22	$22	$88	$23	$22	$45
Transcontinental Gas Pipe Line	63	62	62	65	252	64	67	131

Total	85	84	84	87	340	87	89	176
Midstream Gas & Liquids	55	56	56	61	228	63	65	128

Total	$140	$140	$140	$148	$568	$150	$154	$304